Designation of Additional Attorney-in-Fact
                    ------------------------------------------

KNOW ALL PERSONS BY THESE PRESENTS that Yvette Kosic, a duly appointed attorney-in-fact of GOLDMAN, SACHS MANAGEMENT GP GMBH (the "Company"),pursuant to that Power of
Attorney, dated November 21, 2005 (the "POA"), does hereby designate Kevin P. Treanor, an employee of The Goldman Sachs Group, Inc. (the
"Firm"), as an additional attorney-in-fact, with the same authority to act as provided to the undersigned and the other attorneys-in-fact named in the POA.

This Designation of Additional Attorney-in-Fact (this "Designation") shall not affect the continued power of the undersigned or the other named attorneys-in-fact to act under the POA to the full extent permitted thereby. This Designation shall remain in full force and effect until either it or the POA is revoked in writing by the Company or the Firm, or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of the Firm or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of April 2, 2012.

/s/ Yvette Kosic
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Yvette Kosic
Attorney-in-Fact